As filed with the Securities and Exchange Commission on March 3, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MANDALAY DIGITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	22-2267658
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2811 Cahuenga Blvd. West

Los Angeles, CA 90068

(323) 472-5461

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies of communications sent to:

Peter Adderton

Chief Executive Officer

Mandalay Digital Group, Inc.

2811 Cahuenga Blvd. West

Los Angeles, CA 90068

(323) 472-5461

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Ben D. Orlanski,Esq. Manatt, Phelps & Phillips, LLP 11355 West Olympic Blvd. Los Angeles, CA 90064 (310) 312-4000 (310) 312-4224 Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement of the same offering.  ☒ 333-189783

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Pursuant to Rule 462(b) under the Securities Act of 1933, this Registration Statement shall become effective upon filing with the Securities and Exchange Commission.

CALCULATION OF FEE

Title of each class of securities to be registered (1)	Proposed aggregate offeringprice (2)	Amount of registration fee (2)
Common Stock, $0.0001 par value per share	$3,337,360.40	$429.85

(1)	There are being registered hereunder by the registrant such indeterminate number of shares of common stock as will have an aggregate initial offering price not to exceed $3,337,360.40. The registrant previously registered an aggregate amount of $30,000,000 of securities on the Registration Statement on Form S-3 (Registration No. 333-189783). Immediately prior to the filing of this registration statement pursuant to Rule 462(b) promulgated under the Securities Act, an aggregate amount of $16,686,802.00 of the securities remained eligible for issuance under the Registration Statement on Form S-3 (Registration No. 333-189783). In accordance with Rule 462(b) promulgated under the Securities Act, an additional amount of securities having a proposed maximum aggregate offering price of not more than 20% of the maximum aggregate offering price of the securities eligible to be sold under the related Registration Statement on Form S-3 (Registration No. 333-189783) are being registered.
(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This registration statement is being filed with respect to the registration of additional shares of common stock, par value $0.0001 per share, of Mandalay Digital Group, Inc., a Delaware corporation, pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the earlier registration statement on Form S-3 (File No. 333-189783), which was declared effective by the Securities and Exchange Commission on August 5, 2013, including each of the documents filed by the Company with the SEC and incorporated or deemed to be incorporated by reference therein and all exhibits thereto, are incorporated in this registration statement by reference.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that the Registrant meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on March 3, 2014.

MANDALAY DIGITAL GROUP, INC.

By:	/s/ Peter Adderton
Peter Adderton
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

/s/ Peter Adderton Peter Adderton	Chief Executive Officer and Director (Principal Executive Officer)	March 3, 2014

/s/ Jeffrey Klausner Jeffrey Klausner	Principal Financial Officer (Principal Financial and Accounting Officer)	March 3, 2014

* Paul Schaeffer	Director	March 3, 2014

* Christopher Rogers	Director	March 3, 2014

* Peter Guber	Chairman of the Board	March 3, 2014

* Rob Deutschman	Director	March 3, 2014

* Jeff Karish	Director	March 3, 2014

*	By:	/s/ Peter Adderton
	Name:	Peter Adderton
	Title:	Attorney-in-Fact

EXHIBIT INDEX

5.1	Opinion of Manatt, Phelps & Phillips, LLP

23.1	Consent of Manatt, Phelps & Phillips, LLP (included in Item 5.1)

23.2	Consent of SingerLewak LLP

24.1	Powers of Attorney (incorporated by reference to the Registrant’s Registration Statement on Form S-3 (File Number 333-189783) filed with the Securities Exchange Commission on July 3, 2013.